Exhibit 99.1

FOR IMMEDIATE RELEASE
January 20, 2010

FOR ADDITIONAL INFORMATION PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND CEO, COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS INCREASED EARNINGS FOR THE FOURTH QUARTER AND YEAR 2009.

Earnings Summary
(in thousands except per share data)	4Q 2009	3Q 2009	4Q 2008	Year 2009	Year 2008
Net income	$6,958	$5,584	$6,485	$25,059	$23,073
Earnings per share	$0.46	$0.37	$0.43	$1.66	$1.54
Earnings per share—diluted	$0.46	$0.37	$0.43	$1.65	$1.52

Return on average assets	0.90%	0.72%	0.87%	0.82%	0.79%
Return on average equity	8.58%	6.94%	8.44%	7.89%	7.48%
Efficiency ratio	60.74%	61.67%	61.45%	63.56%	58.39%
Tangible common equity	8.47%	8.51%	8.37%	8.47%	8.37%

Dividends declared per share	$0.30	$0.30	$0.30	$1.20	$1.17
Book value per share	$21.17	$21.04	$20.46	$21.17	$20.46

Weighted average shares	15,168	15,145	15,065	15,129	15,017
Weighted average shares—diluted	15,200	15,198	15,221	15,169	15,163

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports increased earnings for the fourth quarter and year 2009.   Earnings for the quarter ended December 31, 2009 were $7.0 million or $0.46 per basic share compared to $5.6 million or $0.37 per basic share earned during the quarter ended September 30, 2009 and $6.5 million or $0.43 per basic share incurred during the fourth quarter of 2008.  Earnings per basic share for the year 2009 were $1.66 compared to $1.54 for the same period in 2008.

CTBI continues to maintain a significantly higher level of capital than required by regulatory authorities to be designated as well-capitalized.  On December 31, 2009, our Tangible Common Equity/Tangible Assets Ratio remained significantly higher than our peer institutions at 8.47%, our Tier 1 Leverage Ratio of 10.38% was 538 basis points higher than the 5.00% required, our Tier 1 Risk-Based Capital Ratio of 12.90% was 690 basis points higher than the required 6.00%, and our Total Risk-Based Capital Ratio of 14.15% was 415 basis points higher than the 10.00% regulatory requirement for this designation.

Fourth Quarter 2009 Highlights

❖
CTBI's basic earnings per share increased $0.09 per share from prior quarter and $0.03 per share from prior year fourth quarter.  Year over year basic earnings per share increased $0.12 per share.  2009 earnings were impacted by increased provision for loan losses, increased FDIC insurance premiums and special FDIC assessment, and increased noninterest income compared to 2008 which was impacted by other than temporary impairment (OTTI) charges on investment securities of $14.6 million.

❖
The significant increase in loan loss provision supports loan growth of $33.1 million for the quarter and $87.1 million for the year, as well as increased charge-offs as problem commercial real estate loans with specific reserves continue working through a slow legal process and the current economic conditions are impacting consumers and small businesses.

❖
Net loan charge-offs for the quarter ended December 31, 2009 were 0.73% of average loans compared to 0.87% for the quarter ended September 30, 2009 and 0.45% for the fourth quarter 2008.  Net charge-offs for the year 2009 increased $7.0 million from prior year.

❖
Noninterest income was impacted by increased gains on sales of loans and loan related fees for the quarter and year over year due to the refinancing of mortgage loans and an increase in the fair value of mortgage servicing rights.

❖
Noninterest expense increased year over year as a result of increases in legal fees, net expenses related to other real estate owned, and repossession expense as CTBI works through its problem real estate loans resulting from the decline in the housing market and consumers and small businesses are being impacted by current economic conditions.  CTBI also experienced increased personnel expense and increased FDIC insurance premiums including the special FDIC assessment.

❖
Our quarterly net interest margin increased 25 basis points from third quarter 2009 and 37 basis points from fourth quarter 2008.  However, our net interest margin for the year was 10 basis points below prior year.

❖
Our loan portfolio grew $33.1 million, an annualized rate of 5.5%, during the quarter with growth in all loan categories.  Year over year loan growth was $87.1 million or 3.7% with growth in the commercial and consumer loan portfolios offset by a decline in the residential loan portfolio.

❖
Nonperforming loans decreased $3.8 million during the fourth quarter 2009 to $41.3 million compared to $45.2 million at prior quarter end and $52.2 million at December 31, 2008.  The year over year decrease in nonperforming loans was in both the 90 day and accruing and the nonaccrual classifications.  Nonperforming assets decreased $3.0 million from prior quarter-end, September 30, 2009, but increased $16.1 million from prior year quarter-end, December 31, 2008, as a result of increased other real estate owned.

❖	Our investment portfolio declined $11.1 million for the quarter and $8.4 million year over year.

❖	Our tangible common equity/tangible assets ratio remains strong at 8.47%.

Net Interest Income

CTBI saw improvement in its net interest margin of 25 basis points from prior quarter and 37 basis points from prior year; although for the year, there was a decrease of 10 basis points compared to the year ended December 31, 2008.  Net interest income for the quarter increased 5.7% from prior quarter and 13.7% from prior year fourth quarter with average earning assets decreasing 1.0% and increasing 2.9%, respectively, for the same periods.  Net interest income for the year 2009 increased 1.8% with a 4.6% increase in average earning assets compared to 2008.  The yield on average earning assets increased 4 basis points from prior quarter but decreased 30 basis points from prior year fourth quarter while the cost of interest bearing funds decreased 28 basis points and 85 basis points, respectively, for the same periods.  The yield on average earnings assets for the year 2009 decreased 79 basis points in comparison to the 86 basis point decline in the cost of interest bearing funds.

Noninterest Income

Quarterly noninterest income increased 13.7% and 25.4% over prior quarter and prior year fourth quarter, respectively, after normalizing for the OTTI charges taken in 2008.  Normalized noninterest income for the year 2009 increased 14.0% over 2008.  The year over year increase included a $2.7 million increase in gains on sales of mortgage loans and a $1.8 million increase in loan related fees driven primarily by a $1.2 million change in the fair value of our mortgage servicing rights.

Noninterest Expense

 Quarterly noninterest expense increased 5.6% from prior quarter and 14.7% from prior year fourth quarter.  Noninterest expense for the year 2009 increased 13.7% from 2008 with increases in personnel costs and FDIC insurance premiums, along with increased legal fees, repossession expenses, and other real estate owned expenses as CTBI continues to work through nonperforming assets primarily associated with the decline in the real estate market in Central Kentucky.

Balance Sheet Review

CTBI’s total assets at $3.1 billion increased an annualized 6.7% during the fourth quarter 2009 and 4.5% from prior year-end.  Loans outstanding at December 31, 2009 were $2.4 billion with an annualized 5.5% growth during the quarter and a 3.7% growth from December 31, 2008.  Year over year loan growth occurred in the commercial and consumer loan portfolios with commercial loans increasing $44.7 million and consumer loans increasing $46.1 million.  The residential loan portfolio declined by $3.7 million during 2009 due to significant refinancing of portfolio mortgage loans into the long-term fixed rate secondary market.  CTBI's investment portfolio decreased an annualized 14.9% from prior quarter and 2.9% from prior year.  Deposits, including repurchase agreements, at $2.6 billion increased an annualized 9.0% from prior quarter and 6.2% from prior year.  Other interest bearing liabilities declined from prior year resulting from the payoff of a $40 million FHLB advance.

Shareholders’ equity at December 31, 2009 was $321.5 million compared to $318.6 million at September 30, 2009 and $308.2 million at December 31, 2008.  CTBI's annualized dividend yield to shareholders as of December 31, 2009 was 4.91%.

Asset Quality

CTBI's total nonperforming loans were $41.3 million at December 31, 2009, a decrease from the $45.2 million at September 30, 2009 and $52.2 million at December 31, 2008.  Loans past-due 30-89 days at December 31, 2009 were $24.8 million, an increase of $5.2 million from the $19.6 million at September 30, 2009 and a decrease of $2.9 million from the $27.7 million at December 31, 2008.  The increase in 30-89 days past due during the fourth quarter was primarily due to three commercial and industrial loans totaling $7.5 million related to the coal industry and a $1.9 million increase in delinquent indirect automobile loans as small businesses and consumers are impacted by prolonged weak economic conditions.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

Foreclosed properties increased during the fourth quarter 2009 to $37.3 million from the $36.6 million at September 30, 2009 and the $10.4 million at December 31, 2008, as problem real estate loans are slowly moving through the legal system, which remains strained due to current economic conditions, and CTBI continues working through a prolonged foreclosure process.  Sales of foreclosed properties for the year ended December 31, 2009 totaled $7.0 million while new foreclosed properties totaled $33.3 million.  Our nonperforming loans and foreclosed properties remain primarily concentrated in our Central Kentucky Region.

Net loan charge-offs for the quarter were $4.5 million, or 0.73% of average loans annualized, compared to prior quarter's 0.87% and prior year fourth quarter’s 0.45%.  Of the total net charge-offs of $4.5 million, $2.3 million was in commercial loans with specific reserve allocations, $1.1 million was in indirect auto loans, and $700 thousand was in residential real estate mortgage loans.  Specific reserves covered 90% of the commercial loan charge-offs.  Specific reserves are not allocated for indirect auto loans or residential real estate mortgage loans during the credit review process.  Indirect auto loans are charged-off within 90 days of becoming past due.  Allocations to loan loss reserves were $5.2 million for the quarter ended December 31, 2009 compared to $5.8 million for the quarter ended September 30, 2009 and $3.6 million for the quarter ended December 31, 2008.  Our loan loss reserves as a percentage of total loans outstanding at December 31, 2009 increased to 1.34% from the 1.33% at September 30, 2009 and the 1.31% at December 31, 2008.  The adequacy of our loan loss reserves is analyzed quarterly and adjusted as necessary with a focus on maintaining appropriate reserves for potential losses.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. CTBI’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, the performance of coal and coal related industries, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by CTBI of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $3.1 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, and five trust offices across Kentucky.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2009
(in thousands except per share data and # of employees)

	Three	Three	Three	Twelve	Twelve
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	December 31, 2009	September 30, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Interest income	$ 38,693	$ 38,756	$ 39,557	$ 153,050	$ 167,611
Interest expense	10,111	11,711	14,409	47,540	63,974
Net interest income	28,582	27,045	25,148	105,510	103,637
Loan loss provision	5,193	5,772	3,560	17,468	11,452

Gains on sales of loans	743	341	251	4,324	1,583
Deposit service charges	5,783	5,721	5,545	21,970	21,886
Trust revenue	1,291	1,345	1,180	5,047	4,929
Loan related fees	1,050	525	(19)	3,817	2,045
Securities gains (losses) and other than temporary impairment charges	140	(1)	(1,053)	654	(14,564)
Other noninterest income	1,479	1,295	1,408	5,608	5,888
Total noninterest income	10,486	9,226	7,312	41,420	21,767

Personnel expense	11,347	10,296	10,625	43,561	42,223
Occupancy and equipment	2,661	2,948	2,839	11,515	11,143
FDIC insurance premiums	963	1,086	97	5,795	328
Amortization of core deposit intangible	158	159	158	634	634
Other noninterest expense	8,718	8,090	7,069	32,296	28,204
Total noninterest expense	23,847	22,579	20,788	93,801	82,532

Net income before taxes	10,028	7,920	8,112	35,661	31,420
Income taxes	3,070	2,336	1,627	10,602	8,347
Net income	$ 6,958	$ 5,584	$ 6,485	$ 25,059	$ 23,073

Memo: TEQ interest income	$ 39,023	$ 39,097	$ 39,872	$ 154,344	$ 168,980

Average shares outstanding	15,168	15,145	15,065	15,129	15,017
Diluted average shares outstanding	15,200	15,198	15,221	15,169	15,163
Basic earnings per share	$ 0.46	$ 0.37	$ 0.43	$ 1.66	$ 1.54
Diluted earnings per share	$ 0.46	$ 0.37	$ 0.43	$ 1.65	$ 1.52
Dividends per share	$ 0.30	$ 0.30	$ 0.30	$ 1.20	$ 1.17

Average balances:
Loans, net of unearned income	$ 2,432,234	$ 2,396,918	$ 2,336,535	$ 2,383,875	$ 2,283,180
Earning assets	2,826,062	2,853,193	2,746,404	2,827,868	2,703,054
Total assets	3,067,154	3,069,950	2,959,249	3,047,100	2,921,217
Deposits	2,441,057	2,426,908	2,332,311	2,409,848	2,303,720
Interest bearing liabilities	2,235,089	2,245,748	2,170,691	2,226,765	2,140,700
Shareholders' equity	321,688	319,387	305,702	317,711	308,401

Performance ratios:
Return on average assets	0.90%	0.72%	0.87%	0.82%	0.79%
Return on average equity	8.58%	6.94%	8.44%	7.89%	7.48%
Yield on average earning assets (tax equivalent)	5.48%	5.44%	5.78%	5.46%	6.25%
Cost of interest bearing funds (tax equivalent)	1.79%	2.07%	2.64%	2.13%	2.99%
Net interest margin (tax equivalent)	4.06%	3.81%	3.69%	3.78%	3.88%
Efficiency ratio (tax equivalent)	60.74%	61.67%	61.45%	63.56%	58.39%

Loan charge-offs	$ 5,302	$ 5,987	$ 3,414	$ 18,859	$ 11,298
Recoveries	(796)	(750)	(767)	(3,213)	(2,613)
Net charge-offs	$ 4,506	$ 5,237	$ 2,647	$ 15,646	$ 8,685

Market Price:
High	$ 27.08	$ 28.49	$ 37.22	$ 37.17	$ 46.32
Low	22.41	25.15	23.05	22.41	15.99
Close	24.45	26.17	36.75	24.45	36.75

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2009
(in thousands except per share data and # of employees)

	As of	As of	As of
	December 31, 2009	September 30, 2009	December 31, 2008
Assets:
Loans, net of unearned	$ 2,435,760	$ 2,402,697	$ 2,348,651
Loan loss reserve	(32,643)	(31,957)	(30,821)
Net loans	2,403,117	2,370,740	2,317,830
Loans held for sale	1,818	754	623
Securities AFS	270,237	278,961	267,376
Securities HTM	14,336	16,687	25,597
Other equity investments	29,048	29,051	29,040
Other earning assets	57,957	62,590	53,253
Cash and due from banks	86,123	78,510	89,576
Premises and equipment	49,242	50,172	51,590
Goodwill and core deposit intangible	65,707	65,865	66,341
Other assets	109,074	82,046	53,305
Total Assets	$ 3,086,659	$ 3,035,376	$ 2,954,531

Liabilities and Equity:
NOW accounts	$ 17,389	$ 19,329	$ 21,739
Savings deposits	638,250	628,954	615,041
CD's >=$100,000	516,445	493,911	463,973
Other time deposits	799,316	799,664	780,721
Total interest bearing deposits	1,971,400	1,941,858	1,881,474
Noninterest bearing deposits	490,809	462,096	450,360
Total deposits	2,462,209	2,403,954	2,331,834
Repurchase agreements	180,471	180,348	157,422
Other interest bearing liabilities	94,217	93,880	133,560
Noninterest bearing liabilities	28,305	38,554	23,509
Total liabilities	2,765,202	2,716,736	2,646,325
Shareholders' equity	321,457	318,640	308,206
Total Liabilities and Equity	$ 3,086,659	$ 3,035,376	$ 2,954,531

Ending shares outstanding	15,184	15,146	15,066
Memo: Market value of HTM securities	$ 14,435	$ 16,865	$ 25,496

30 - 89 days past due loans	$ 24,774	$ 19,635	$ 27,671
90 days past due loans	9,067	15,685	11,245
Nonaccrual loans	32,247	29,476	40,945
Restructured loans	-	-	-
Foreclosed properties	37,333	36,607	10,425
Other repossessed assets	276	176	239

Tier 1 leverage ratio	10.38%	10.25%	10.37%
Tier 1 risk based ratio	12.90%	12.92%	13.05%
Total risk based ratio	14.15%	14.17%	14.30%
Tangible equity to tangible assets ratio	8.47%	8.51%	8.37%
FTE employees	982	987	986

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
December 31, 2009
(in thousands except per share data and # of employees)

Community Trust Bancorp, Inc. reported earnings for the three and twelve months ending December 31, 2009 and 2008 as follows:

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2009	2008	2009	2008
Net income	$ 6,958	$ 6,485	$ 25,059	$ 23,073

Basic earnings per share	$ 0.46	$ 0.43	$ 1.66	$ 1.54

Diluted earnings per share	$ 0.46	$ 0.43	$ 1.65	$ 1.52

Average shares outstanding	15,168	15,065	15,129	15,017

Total assets (end of period)	$ 3,086,659	$ 2,954,531

Return on average equity	8.58%	8.44%	7.89%	7.48%

Return on average assets	0.90%	0.87%	0.82%	0.79%

Provision for loan losses	$ 5,193	$ 3,560	$ 17,468	$ 11,452

Gains on sales of loans	$ 743	$ 251	$ 4,324	$ 1,583